As filed with the Securities and Exchange Commission on March 19, 2004
                                                         Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          ---------------------------
                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            11-3170868
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                            One Astoria Federal Plaza
                        Lake Success, New York 11042-1085
                                 (516) 327-3000
          (Address, including Zip Code, of principal executive offices)

                          ---------------------------

              2003 Stock Option Plan for Officers and Employees of
                          Astoria Financial Corporation
                            (Full title of the Plan)

                          ---------------------------

                           Mr. George L. Engelke, Jr.
                 Chairman, President and Chief Executive Officer
                          Astoria Financial Corporation
                            One Astoria Federal Plaza
                        Lake Success, New York 11042-1085
                                 (516) 327-3000

                                    Copy to:

     Alan P. Eggleston, Esq.                       W. Edward Bright, Esq.
   Executive Vice President and                  Thacher Proffitt & Wood LLP
         General Counsel                         Two World Financial Center
  Astoria Financial Corporation                   New York, New York 10281
    One Astoria Federal Plaza                          (212) 912-7400
Lake Success, New York 11042-1085
          (516) 327-3000
             (Name and address, including Zip Code, telephone number
                      and area code, of agent for service)
                          ---------------------------

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
    Title of Securities to be     Amount to be Registered      Proposed Maximum         Proposed Maximum         Amount of
           Registered                       (1)               Offering Price Per       Aggregate Offering    Registration Fee
                                                                  Share (2)                Price (2)
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value       3,250,000 shares            $37.40                 $121,550,000            $15,401
===============================================================================================================================

(1) Based on the number of shares of common stock of Astoria Financial Corporation (the "Company") reserved for issuance upon exercise of options granted pursuant to the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 3,250,000 shares subject to outstanding options are deemed to be offered at $37.400 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading as of March 17, 2004.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

                  (1) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, dated April 24, 2002;

                  (2) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

                  (3) the Registrant's Proxy Statement for its Annual Meeting of Shareholders held on May 21, 2003, filed by the Registrant pursuant to section 14 of the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 2003 and prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Astoria Financial Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Investor Relations Department, Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042. Telephone requests may be directed to (212) 327-3000.

ITEM 4.       DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. If he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article X of the Registrant's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Registrant.

                  Article X also empowers the Registrant to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Registrant may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Article X.

                  Article XI of the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its shareholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  In addition, the Registrant maintains a directors' and officers' liability policy.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.       EXHIBITS.

              4.1 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

              4.2 Form of Incentive Stock Option Agreement under the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

              4.3 Form of Non-Qualified Stock Option Agreement under the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

              4.4 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, and filed on September 10, 1998.

              4.5 Bylaws of Astoria Financial Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and filed on March 24, 1999.

              5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

              23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).

              23.2    Consent of KPMG LLP.

ITEM 9.       UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration Statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on March 19, 2004.

                                        Astoria Financial Corporation



                                        By: /s/ George L. Engelke, Jr.
                                            ------------------------------------
                                            George L. Engelke, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                           Title                                       Date
                                               Director, Chairman of the Board and         March 19, 2004
/s/ George L. Engelke, Jr                      Chief Executive Officer (Principal
--------------------------------------------   Executive Officer)
         George L. Engelke, Jr.

/s/ Gerard C. Keegan                           Director, Vice Chairman, Chief              March 19, 2004
--------------------------------------------   Administrative Officer
         Gerard C. Keegan

/s/ Monte N. Redman                            Executive Vice President and Chief          March 19, 2004
--------------------------------------------   Financial Officer
         Monte N. Redman

/s/ Andrew M. Burger                           Director                                    March 19, 2004
--------------------------------------------
         Andrew M. Burger

/s/ John J. Conefry, Jr.                       Director                                    March 19, 2004
--------------------------------------------
         John J. Conefry, Jr.

/s/ Denis J. Connors                           Director                                    March 19, 2004
--------------------------------------------
         Denis J. Connors

/s/ Robert J. Conway                           Director                                    March 19, 2004
--------------------------------------------
         Robert J. Conway


                                       -6-





/s/ Thomas J. Donahue
--------------------------------------------   Director                                    March 19, 2004
         Thomas J. Donahue

/s/ Peter C. Haeffner, Jr.                     Director                                    March 19, 2004
--------------------------------------------
         Peter C. Haeffner, Jr.

/s/ Ralph F. Palleschi                         Director                                    March 19, 2004
--------------------------------------------
         Ralph F. Palleschi

/s/ Lawrence W. Peters                         Director                                    March 19, 2004
--------------------------------------------
         Lawrence W. Peters

/s/ Thomas V. Powderly                         Director                                    March 19, 2004
--------------------------------------------
         Thomas V. Powderly

                                               Director
--------------------------------------------
         Leo J. Waters

/s/ Donald D. Wenk                             Director                                    March 19, 2004
--------------------------------------------
         Donald D. Wenk

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                            DESCRIPTION

        4.1 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

        4.2 Form of Incentive Stock Option Agreement under the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

        4.3 Form of Non-Qualified Stock Option Agreement under the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation.

        4.4 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, and filed on September 10, 1998.

        4.5 Bylaws of Astoria Financial Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and filed on March 24, 1999.

        5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

        23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).

        23.2         Consent of KPMG LLP.




                                      -8-